UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

INFORMATION REQUIRED IN PROXY STATEMENT

__________________________________________

SCHEDULE 14A

__________________________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

DEFI DEVELOPMENT CORP.

(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

DEFI DEVELOPMENT CORP.
6401 Congress Avenue, Suite 250
Boca Raton, FL 33487
www.defidevcorp.com

Notice of Annual Meeting of Stockholders
to be held on December 16, 2026

November 4, 2026

Dear Fellow Stockholders:

The 2026 Annual Meeting of stockholders (the “2026 Annual Meeting” or the “Annual Meeting”) of DeFi Development Corp., a Nevada corporation, will be held as a virtual meeting on Wednesday, December 16, 2026, at 2:00 p.m. Eastern Time. You will be able to attend the Annual Meeting by first registering at https://web.viewproxy.com/DFDV/2026. After you have registered, you will receive a meeting invitation by e-mail with your unique join link along with a password prior to the meeting date. Stockholders will be able to listen, vote and submit questions during the virtual meeting.

The purposes of the meeting are:

1.      To elect five (5) members of the Company’s Board of Directors (the “Board”), each to serve until the next Annual Meeting of the Company’s stockholders and until his respective successor is elected and qualified or until his earlier resignation, removal, or death (“Proposal No. 1”);

2.      To ratify the appointment of Wolf & Company, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (“Proposal No. 2”); and

3.      To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board unanimously recommends a vote “FOR” the election of each of the Director Nominees in Proposal No. 1 and a vote “FOR” Proposal No. 2.

Pursuant to our Bylaws, as amended (the “Bylaws”), our Board has fixed the close of business on October 23, 2026, as the record date (the “Record Date”) for a determination of stockholders entitled to notice and to vote at the 2026 Annual Meeting and any adjournment thereof. Holders of our Common Stock and holders of our Series A Preferred Stock are entitled to vote at the 2026 Annual Meeting.

Whether or not you plan to attend the 2026 Annual Meeting, your vote is important. To ensure your representation at the meeting, please submit your proxy or voting instructions via the internet at https://web.viewproxy.com/DFDV/2026 or, if you requested a printed copy of the proxy materials, by signing, dating and returning the proxy card in the postage-paid envelope provided. Sending in your proxy or submitting voting instructions via the internet will not prevent you from voting at the virtual 2026 Annual Meeting. If you vote at the virtual 2026 Annual Meeting, that vote will revoke any prior proxy or voting instructions that you have submitted.

By Order of the Board of Directors,

/s/ Joseph Onorati
Joseph Onorati
Chief Executive Officer, President and Chairman of the Board of Directors
Boca Raton, Florida
November 4, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 16, 2026

This Proxy Statement, the Proxy Card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are available online at: https://web.viewproxy.com/DFDV/2026.

DEFI DEVELOPMENT CORP.
6401 Congress Avenue, Suite 250
Boca Raton, FL 33487
www.defidevcorp.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

DeFi Development Corp. is furnishing this proxy statement to our stockholders of record as of the close of business on October 23, 2026 (the “Record Date”) in connection with our solicitation of proxies for use at the annual meeting of stockholders to be held virtually on December 16, 2026, at 2:00 p.m. Eastern Time and any adjournment(s), postponement(s), or other delays thereof (the “2026 Annual Meeting” or the “Annual Meeting”). You will be able to virtually attend the 2026 Annual Meeting by first registering at https://web.viewproxy.com/DFDV/2026. You will receive a meeting invitation by e-mail with your unique join link along with a password prior to the meeting date where you will be able to listen to the meeting live, submit questions and vote online. Further information about how to attend the virtual 2026 Annual Meeting online, vote your shares online during the virtual 2026 Annual Meeting, and submit questions during the virtual 2026 Annual Meeting is included in this proxy statement.

References in this proxy statement to the “Company,” “DeFi,” “our Company,” “we,” “us,” “our” and similar terms mean DeFi Development Corp.

On June 26, 2026, the Company converted from a Delaware corporation to a Nevada corporation (the “Nevada Conversion”). References in this proxy statement to our “Articles of Incorporation” and “Bylaws” are to our articles of incorporation and bylaws in effect following the Nevada Conversion. Unless otherwise noted, share and per share information in this proxy statement reflects the 7-for-1 forward stock split of our Common Stock effected on May 20, 2025.

The accompanying proxy is solicited by our Board of Directors (our “Board”) and is revocable by the stockholder any time before it is voted at the 2026 Annual Meeting, as described below.

We have elected to take advantage of the U.S. Securities and Exchange Commission’s (the “SEC”) “notice and access” rule that allows us to furnish proxy materials to stockholders online. On or about November 4, 2026, we will mail to our stockholders of record as of the close of business on the Record Date either (i) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials online and how to request a printed set of our proxy materials or (ii) if previously requested, a printed set of our proxy materials. If you receive a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed set of our proxy materials unless you specifically request one.

Our principal executive offices are located at 6401 Congress Avenue, Suite 250, Boca Raton, Florida, 33487, and our telephone number is (561) 559-4111.

Who May Vote

Only holders of our Common Stock, par value $0.00001 per share (“Common Stock”), or Series A Preferred Stock, par value $0.00001 per share (“Series A Preferred Stock”), outstanding as of the close of business on the Record Date are entitled to receive notice of, and to vote at, the 2026 Annual Meeting. As of the Record Date, there were 39,742,137 shares of Common Stock outstanding and entitled to vote at the 2026 Annual Meeting and there were 10,000 shares of Series A Preferred Stock outstanding and entitled to vote at the 2026 Annual Meeting. Each share of Common Stock is entitled to one vote on all matters, and each share of our Series A Preferred Stock is entitled to 10,000 votes on all matters. There are no cumulative voting rights.

The outstanding shares of Series A Preferred Stock together carry 100,000,000 votes, representing approximately 71.6% of the total voting power of our outstanding capital stock entitled to vote at the 2026 Annual Meeting. All of the outstanding shares of Series A Preferred Stock are held by DeFi Dev LLC and 3277447 Nova Scotia Ltd., which together hold approximately 75.0% of the total voting power of our outstanding capital stock and therefore have sufficient voting power to determine the outcome of each proposal to be voted on at the 2026 Annual Meeting. See “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” and “Certain Relationships and Related Transactions.”

As of the Record Date, there were also 1,581,250 shares outstanding of our Variable Rate Series C Perpetual Preferred Stock, par value $0.00001 per share (the “Series C Preferred Stock”). Holders of Series C Preferred Stock are not entitled to vote on any of the matters to be considered at the 2026 Annual Meeting.

Voting Requirements

One-third of the outstanding shares of stock entitled to vote at the 2026 Annual Meeting, present virtually or by proxy (regardless of whether the proxy has authority to vote on any matter), constitutes a quorum for action at the meeting. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. A “non-vote” occurs when a bank, broker or other nominee holding shares for a beneficial owner vote on one proposal but does not vote on another proposal because, with respect to such other proposal, such nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

The vote requirement for each matter is as follows:

•        Proposal No. 1 (Election of Directors) — A nominee will be elected as a director if such nominee receives a plurality of the votes cast by the holders of shares of Common Stock and Series A Preferred Stock, voting as a single class, present at the 2026 Annual Meeting and entitled to vote generally on the election of directors. A plurality of votes cast means that the candidates receiving the highest number of affirmative votes will be elected as directors. Proxy cards marked to “withhold” authority to vote for a director nominee and broker non-votes, if any, will not be counted as votes cast for the election of a nominee and will have no effect on the outcome of the election of any nominee.

•        Proposal No. 2 (Ratification of the appointment of Wolf & Company, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026) — The ratification of the appointment of Wolf & Company, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026 requires that the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action by the holders of shares of Common Stock and Series A Preferred Stock, voting as a single class. Abstentions and broker non-votes are not considered “votes cast” and will therefore have no effect on the outcome of this proposal.

Broker Non-Votes

If you are a beneficial owner whose shares are held in the name of a bank, broker or other nominee (i.e., your shares are held in “street name”), and you do not provide your bank, broker or other nominee with voting instructions, such nominee has the authority to vote your shares for or against certain “routine” matters. The proposal to ratify the appointment of Wolf & Company, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal No. 2) is the only routine matter being considered at the 2026 Annual Meeting.

Our Board’s Voting Recommendations

Our Board recommends that you vote your shares “FOR” each of our Board’s nominees who are standing for election to our Board (Proposal No. 1) and the ratification of the appointment of Wolf & Company, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal No. 2).

How to Vote

If you are a stockholder of record as of the Record Date, you can vote as follows:

•        By Mail:    If you, as a stockholder, requested printed copies of the proxy materials by mail, you should sign, date, and return the proxy card(s) in the envelope that is provided.

•        By Telephone or Internet:    Stockholders may vote by proxy over the telephone, or the internet 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on December 15, 2026. Please follow the instructions on your notice or proxy card to vote on the internet or by phone. The telephone and internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded.

•        At the Meeting:    If you are a stockholder as of the Record Date and have registered to attend the virtual 2026 Annual Meeting, you may vote your shares at the meeting, even if you have previously returned a proxy card.

If you hold your shares of Common Stock or Series A Preferred Stock in a stock brokerage account or through a bank or other nominee, you must follow the voting procedures provided by your broker, bank, trustee or other nominee included with your proxy materials.

Giving us your proxy means you authorize our Board’s designated proxy holders (who are identified on the proxy card) to vote your shares at the 2026 Annual Meeting in the manner that you have indicated and in their discretion on such other matters as may properly come before the 2026 Annual Meeting. If you sign and return a proxy card but do not indicate your vote, the designated proxy holders will vote your shares “FOR” each of our Board’s nominees that are standing for election to our Board (Proposal No. 1) and the ratification of the appointment of Wolf & Company, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal No. 2).

What is the Difference Between Holding Shares as a Record Holder and as a Beneficial Owner (Holding Shares in Street Name)?

If your shares are registered in your name with our transfer agent, Colonial Stock Transfer Company, Inc., you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account or by bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

How Will My Shares Be Voted?

All shares that are entitled to vote and represented by a properly completed, executed and delivered proxy received before the 2026 Annual Meeting and not revoked will be voted at the 2026 Annual Meeting as instructed by you in the proxy. If you do not indicate how your shares should be voted on a matter, the shares represented by your proxy will be voted “FOR” each of Proposal No. 1 and Proposal No. 2 and in the discretion of the proxy holders with regard to any other matters that may be properly presented at the 2026 Annual Meeting and all matters incident to the conduct of the meeting. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes cast, abstentions and broker non-votes.

Is My Vote Confidential?

Yes, your vote is confidential. The only persons who have access to your vote are the inspector of elections, individuals who help with processing and counting your votes, and persons who need access for legal reasons. Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to our Company’s management and the Board.

What is an Abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Abstentions are included for the purpose of determining whether a quorum has been reached. For Proposal No. 1, which is decided by a plurality of the votes cast, proxy cards marked to “withhold” authority to vote for a director nominee will not be counted as votes cast for the election of a nominee and will have no effect on the outcome of the election of any nominee. For Proposal No. 2, abstentions are not votes cast and will have no effect on the outcome.

Why are we holding a virtual Annual Meeting?

Our Annual Meeting will be held solely in a virtual format, which will be conducted via a live video webcast and online stockholder tools. We are using the virtual format to facilitate stockholder attendance and participation by enabling stockholders to participate fully and equally from any location, at no cost. However, you will bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies. A virtual Annual Meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information more quickly, while saving the Company and our stockholders time and money. We also believe that the online tools we have selected will increase stockholder communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our Board or management. During the live Q&A session of the Annual Meeting, we may answer questions as they come in and address those asked in advance, to the extent relevant to the business of the Annual Meeting and as time permits.

How do I attend the Annual Meeting virtually?

To virtually attend and participate in the Annual Meeting online, you will need to first register at https://web.viewproxy.com/DFDV/2026 by December 14, 2026 at 11:59 p.m. Eastern Time by using the virtual control number included on your Notice of Internet Availability of Proxy Materials or proxy card. Stockholders that hold their shares beneficially through a bank or broker should refer to the discussion below, under “How do I vote at the Annual Meeting virtually” for information regarding registration. After you register, you will receive a meeting invitation by e-mail with your unique join link along with a password prior to the meeting date. The Annual Meeting webcast will begin promptly at 2:00 p.m. Eastern Time. We encourage you to access the meeting prior to the start time. Please be sure to check-in online by 1:45 p.m. Eastern Time on December 16, 2026 (15 minutes prior to the start of the meeting is recommended) and you should allow sufficient time for the check-in procedures. If you encounter any difficulties accessing the virtual meeting during the check-in or course of the Annual Meeting, please call the technical support number at 866-612-8937 (which technical support number will also be posted on the Annual Meeting website log-in page) or email technical support at virtualmeeting@viewproxy.com.

How do I vote at the Annual Meeting virtually?

Both stockholders of record and street name stockholders will be able to attend the Annual Meeting via live video webcast, submit their questions in advance of and during the meeting and vote their shares electronically at the Annual Meeting as described below.

If you are a registered holder, your virtual control number will be on your Notice of Internet Availability of Proxy Materials or proxy card.

If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration, and you will be assigned a virtual control number in order to vote your shares during the Annual Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the Annual Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the internet, including how to demonstrate proof of stock ownership, are posted at https://web.viewproxy.com/DFDV/2026. On the day of the Annual Meeting, you may only vote during the meeting by e-mailing a copy of your legal proxy to virtualmeeting@viewproxy.com in advance of the meeting.

How do Proxies Work?

Our Board is asking for your proxy. This means that you authorize persons selected by us to vote your shares at the meeting in the way you instruct and, with regard to any other business that may properly come before the meeting, as they think best.

Revoking a Proxy

You may revoke your proxy or voting instructions by (i) submitting new voting instructions via the internet at https://web.viewproxy.com/DFDV/2026, (ii) submitting a new proxy with a later date via the internet before 11:59 p.m., Eastern Time, on December 15, 2026 or by mail that is received by us prior to the Annual Meeting or (iii) notifying our Corporate Secretary before the 2026 Annual Meeting in writing at our principal executive offices at 6401 Congress Avenue, Suite 250, Boca Raton, Florida 33487. If you attend the 2026 Annual Meeting virtually and vote by ballot, any previously submitted proxy or voting instructions will be revoked.

How We Solicit Proxies

We will solicit proxies and will bear the entire cost of our solicitation, including the preparation, assembly, printing and mailing of this proxy statement and any additional materials furnished to our stockholders. The initial solicitation of proxies by mail may be supplemented by telephone, fax, e-mail, internet and personal solicitation by our directors or officers. No additional compensation for soliciting proxies will be paid to our directors or officers for their proxy solicitation efforts. We expect to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of Common Stock.

Do I Have Dissenter’s or Appraisal Rights?

Our stockholders do not have dissenter’s or appraisal rights under Nevada law or under our governing documents with respect to any of the matters to be voted upon at the 2026 Annual Meeting.

If You Receive More Than One Proxy Card

If you hold your shares of Common Stock or Series A Preferred Stock in more than one account, you will receive a proxy card for each account. To ensure that all of your shares are voted, please sign, date and return the proxy card, or submit voting instructions via the internet at https://web.viewproxy.com/DFDV/2026, for each account. You should vote all of your shares of Common Stock or Series A Preferred Stock.

Delivery of Documents to Stockholders Sharing an Address

A number of brokers with account holders who are stockholders of the Company will be “householding” our proxy materials. A single set of the proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive separate proxy materials, please notify your broker. You may also contact the Company directly through a written request to DeFi Development Corp., 6401 Congress Avenue, Suite 250, Boca Raton, Florida, 33487, attention: Corporate Secretary or by telephone at (561) 559-4111. A separate copy of the proxy materials or our 2025 Annual Report will be delivered to you promptly and without charge. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker.

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting of Stockholders to be held on December 16, 2026: The Notice of Annual Meeting of Stockholders, this Proxy Statement (including proxy card) and our Annual Report are available at https://web.viewproxy.com/DFDV/2026.

i

MATTERS REQUIRING STOCKHOLDER ACTION

PROPOSAL NO. 1

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

Nominees

The following individuals have been nominated as members of the Board, each to serve until the Company’s 2027 Annual Meeting of stockholders and until his successor is duly elected and qualified or until his earlier death, resignation or removal.

On October 21, 2026, Thomas Perfumo and Adam Townsend each resigned as a director of the Company, effective immediately. Their resignations were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. As a result, the Board approved a reduction in the size of the Board from seven to five directors.

Following is information about each nominee, including biographical data for at least the last five (5) years, presented as of the Record Date. Should one or more of these nominees become unavailable to accept nomination or election as a director, the individuals named as proxies on the proxy card will vote the shares that they represent for the election of such other persons as the Board may recommend, unless the Board reduces the number of directors. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

Name of Director	Age	Director Since
Joseph Onorati	43	2025
William Caragol	59	2023
Blake Janover	43	2022
Zachary Tai	39	2025
Hadley Stern	55	2026

Joseph Onorati was appointed the Chief Executive Officer and Chairman of the Board of the Company on April 4, 2025. Mr. Onorati has also served as the Chief Executive Officer of Peak Consulting Labs Inc. since December 2025. Previously, Mr. Onorati served as chief strategy officer at Kraken Digital Asset Exchange (“Kraken”), working at Kraken from 2016 to 2024. Previously, he was at CaVirtEx, the first Bitcoin exchange in Canada, from 2013 to 2015 where he was appointed as interim Chief Executive Officer, until he sold the company to Coinsetter, which was later acquired by Kraken. With a master’s degree in economics, with a focus on monetary theory, and a background in public policy, think tanks and advisory roles for crypto companies, he has been a decentralized finance yield farmer since 2020.

We believe Mr. Onorati’s vast experience in the digital-asset industry qualifies him to serve as the Chairman of the Board.

William Caragol was appointed to the Board of the Company effective July 24, 2023. Since 2018 Mr. Caragol has been Managing Director of Quidem LLC, a corporate advisory firm. Since April 2026, Mr. Caragol has also served as the Chief Financial Officer of Quantum Cyber N.V. (NASDAQ: QUCY) and from July 2021, for Mainz Biomed, N.V. (NASDAQ: MYNZ), its predecessor. Mr. Caragol has served as a Director and Chief Financial Officer of Iron Horse Acquisition II Corp. (NASDAQ: IRHO) and from November 2021, until the completion of its business combination in September 2025, Mr. Caragol also served as the Chief Operating Officer of Iron Horse Acquisitions Corp. (NASDAQ: IROH). Since June, 2021 Mr. Caragol has also and served on the Board of Directors of Worksport Ltd. (NASDAQ: WKSP), an emerging company in the electric vehicle and alternative energy sector, and he served on the Board of Directors of Greenbox POS (NASDAQ: GBOX) from 2021 to April 2023. Mr. Caragol earned a B.S. in business administration and accounting from Washington and Lee University and is a member of the American Institute of Certified Public Accountants.

We believe that Mr. Caragol’s vast experience as a member of several publicly traded companies’ boards of directors, his education, and professional credentials qualify him to serve as a member of the Company’s Board.

Blake Janover has been a member of the Board since 2022. Mr. Janover is the founder of the Company and served as its Chairman and Chief Executive Officer of the Company until April 2025 and served as Chief Commercial Officer from April 2025 until March 2026. He has served as Chairman and Chief Executive Officer of J2 Labs since June 2025. Mr. Janover has more than 20 years of experience as an entrepreneur, operator, advisor, and principal in businesses, including technology, software, and commercial real estate. Before founding the Company in November 2018, from 2004 to 2019, Mr. Janover was involved in various multifamily and real estate projects and ran the B. Elliot Companies. Mr. Janover has been involved in billions of dollars of multifamily and commercial property transactions in his career while also building and operating proptech, artificial intelligence, and other fintech businesses. Mr. Janover completed the Harvard Business School’s Owner/President Management Program (OPM 60) in November 2023 and is currently an Entrepreneur in Residence at Florida Atlantic University as well as a NATSEC Fellow at the National War College Alumni Association. Mr. Janover also serves on the Board of Directors of Deep Fission, Inc. (NASDAQ: FISN) where he chairs the Compensation Committee and serves on the Audit Committee and the Nominating and Corporate Governance Committee. He previously served on the Board of Directors of Soulpower Acquisition Corp (NYSE: SOUL) from August 2024 to April 2026.

We believe that Mr. Janover’s experience founding and leading the Company, his public Board service, and vast experience across the finance and technology industries qualify him to serve as a member of the Company’s Board.

Zachary Tai was appointed to the Board of the Company effective April 4, 2025. From July 2024 to March 2025, Mr. Tai held the role of Vice President of Operations & Strategy at Everclear, a blockchain infrastructure protocol, overseeing broader finance, legal, operations, and strategy functions. Prior to that, Mr. Tai served as a Director of Strategy and Business Operations at Kraken from May 2020 to July 2024, spearheading various corporate strategy and scaling initiatives. Prior to Kraken, Mr. Tai held several roles in private equity, including 5 years at Cerberus Capital Management from January 2016 to May 2020, focused on frontier and emerging market investments, often residing across a wide array of developing markets. Since October 2025, Mr. Tai has been a co-founder of Pemlo AI.

We believe Mr. Tai is qualified to serve as a member of the Company’s Board because of his extensive experience in building and scaling businesses in emerging markets, including blockchain.

Hadley Stern was appointed to the Board of the Company on January 27, 2026. Mr. Stern has more than a decade of leadership experience across digital assets, blockchain infrastructure, custody, compliance, and institutional adoption. He has worked in cryptoassets since 2014, when, as Senior Vice President at Fidelity Labs he launched the firm’s blockchain-specific incubator and digital currency group and later founded Fidelity Digital Asset Services in 2016. In 2018, he was named Chief Operating Officer of blockchain infrastructure company Bloq, before leading the Amazon Web Services (AWS) Innovation Lab focused on enterprise applications of emerging technologies, including blockchain, artificial intelligence, and quantum computing. Most recently, Mr. Stern served as Chief Commercial Officer at Marinade Labs from July 2024 to November 2025, liaising with global institutions exploring Solana staking and onchain yield strategies and now continues to support Marinade as an advisor. Prior to Marinade, he served as Head of Global Digital Asset Custody at The Bank of New York Mellon until April 2024, where he launched the industry’s first bank-grade digital asset custody platform for Bitcoin and Ethereum.

We believe Mr. Stern is qualified to serve as a member of the Company’s Board because of his extensive experience across the digital asset industry.

Vote Required and Recommendation

Our Articles of Incorporation do not provide for cumulative voting. Nevada law and our Bylaws provide that directors are to be elected by a plurality of the votes cast by the holders of shares of Common Stock and Series A Preferred Stock, voting together as a single class, present at the 2026 Annual Meeting and entitled to vote generally on the election of directors. This means that the five (5) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

Votes withheld in the election of directors will be counted for purposes of determining the presence or absence of a quorum but will not be counted as votes cast for any particular nominee and will have no effect on the outcome of the election of any nominee. Brokers are not entitled to vote on Proposal No. 1 uninstructed, and broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum but will not be counted for purposes of determining votes cast for any particular nominee.

At the Annual Meeting a vote will be taken on a proposal to approve the election of the five (5) director nominees. The Board recommends that you vote “FOR” the election of the five (5) director nominees.

CORPORATE GOVERNANCE

Board Leadership Structure

Currently, our Chief Executive Officer is also the Chairman of our Board. Our Board believes that, at this time, having a combined Chief Executive Officer and Chairman is the appropriate leadership structure for our Company. In making this determination, the Board considered, among other matters, Mr. Onorati’s experience and believed that Mr. Onorati is highly qualified to act as both Chairman and Chief Executive Officer due to his experience and knowledge. Among the benefits of a combined Chief Executive Officer/Chairman considered by the Board is that such a structure promotes clearer leadership and direction for our Company and allows for a single, focused chain of command to execute our strategic initiatives and business plans.

The Board does not currently have a designated lead independent director. The Board believes that the appointment of a designated lead independent director is not necessary at this time because of the Company’s small size and because the independent directors play an active role in Board matters.

Role of Board in Risk Oversight Process

Our Board oversees that the assets of our Company are properly safeguarded, that the appropriate financial and other controls are maintained, and that our business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the Board’s oversight of the various risks facing our Company. In this regard, our Board seeks to understand and oversee critical business risks. Our Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of our business strategy. Our Board recognizes that it is neither possible nor prudent to eliminate all risks. Indeed, purposeful and appropriate risk-taking is essential for our Company to be competitive on a global basis and to achieve its objectives.

While the Board oversees risk management, company management is charged with managing risk. Management communicates routinely with the Board and individual directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

Our Board administers its risk oversight function as a whole by making risk oversight a matter of collective consideration. In addition, the Audit Committee oversees risks related to our financial statements, the financial reporting process, accounting and legal matters, and the Compensation Committee evaluates the risks and rewards associated with our compensation philosophy and programs.

The Board’s Role in Information Security

Information security and privacy have been and remain of the utmost importance to the Company in light of the value we place on maintaining the trust and confidence of our customers, employees and other stakeholders. Accordingly, our Chief Executive Officer advises the Audit Committee and the full Board at least once per year on our program for managing information security risks, including data privacy and data protection risks.

Access to the Board by Stockholders

Stockholders and other parties interested in communicating directly with individual directors, the non-management directors as a group or the entire Board may do so by writing to the Nominating and Corporate Governance Committee, c/o Nominating and Corporate Governance Committee Chairman, DeFi Development Corp., 6401 Congress Avenue, Suite 250, Boca Raton, Florida, 33487.

Board Meetings

The Board met a total of 17 times during fiscal year 2025 in person or via video or teleconference and acted by unanimous written consent 36 times. Each of the directors who served in the fiscal year 2025 attended at least 75% of the meetings of the Board and the committees of which they were a member and that were held during the period they served as a director. During fiscal year 2025, the Audit Committee met 7 times, the Compensation Committee met 3 times, and the Nominating and Corporate Governance Committee met 2 times.

Director Attendance at Annual Meetings

The Board’s policy is that all directors should attend the Annual Meeting of stockholders and all persons serving as directors are expected to attend the 2026 Annual Meeting. All directors serving at the time of the 2025 Annual Meeting of Stockholders attended the meeting.

Director Independence

The number of directors is fixed from time to time by the Board, subject to the terms of our Articles of Incorporation and our Bylaws. Each of our current directors will continue to serve as a director until the election and qualification of his or her successor, or until his or her earlier death, disqualification, resignation, or removal.

As our Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”), our determination of the independence of directors is made using the definition of “independent director” contained in Nasdaq Rule 5605(a)(2). As of the Record Date, October 23, 2026, the Board has affirmatively determined that Messrs. Caragol, Tai and Stern are “independent directors,” as that term is defined in the rules and regulations of The Nasdaq Stock Market LLC (the “Nasdaq Listing Rules”). The Board had also determined that each of Messrs. Perfumo and Townsend, who resigned as directors of the Company on October 21, 2026, was an “independent director” under the Nasdaq Listing Rules during his service on the Board. Under the Nasdaq Listing Rules, the Board must be composed of a majority of “independent directors.” Additionally, subject to certain limited exceptions, the Board’s Audit, Compensation, and Nominating and Corporate Governance Committees also must be composed of all independent directors.

The Nasdaq Listing Rules provide that a director cannot be considered independent if:

•        the director is, or at any time during the past three (3) years was, an employee of the company;

•        the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of twelve (12) consecutive months within the three (3) years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for Board or Board committee service);

•        the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions);

•        the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three (3) years, any of the executive officers of the company served on the compensation committee of such other entity; or

•        the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three (3) years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). Under the Nasdaq Listing Rules, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

To be considered to be independent for purposes of Rule 10A-3 of the Exchange Act, a member of an Audit Committee of a listed company may not, other than in his capacity as a member of our Audit Committee, the Board, or any other committee of the Board: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

The Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, the Board has determined that none of the members of our Board have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities as a director, and that, except for Messrs. Onorati and Janover, each of our directors is “independent” as that term is defined under the listing requirements and the Nasdaq Listing Rules. In making this determination, the

Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of our Common Stock by each non-employee director.

Board Committees

The Board has established three standing committees: (i) the Audit Committee; (ii) the Compensation Committee; and (iii) the Nominating and Corporate Governance Committee. Each of the committees operates pursuant to its charter. The committee charters will be reviewed annually by the Nominating and Corporate Governance Committee. If appropriate, and in consultation with the chairs of the other committees, the Nominating and Corporate Governance Committee may propose revisions to the charters. The responsibilities of each committee are described in more detail below. The charters of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are available on our website at https://defidevcorp.com/investor?tab=corporate-governance.

Audit Committee.    We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Audit Committee is comprised of William Caragol, Zachary Tai, and Hadley Stern. Mr. Caragol serves as Chairperson of the committee. Each member of the Audit Committee must be independent as defined under the Nasdaq Listing Rules and SEC rules and financially literate under the Nasdaq Listing Rules. Our Board has determined that each member of the Audit Committee is “independent” and “financially literate” under the Nasdaq Listing Rules and the SEC rules and that Mr. Caragol is an “audit committee financial expert” under the rules of the SEC. The responsibilities of the Audit Committee are included in a written charter. The Audit Committee acts on behalf of our Board in fulfilling our Board’s oversight responsibilities with respect to our accounting and financial reporting processes, the systems of internal control over financial reporting and audits of financial statements and reports and also assists our Board in its oversight of the quality and integrity of our financial statements and reports and the qualifications, independence and performance of our independent registered public accounting firm. For this purpose, the Audit Committee performs several functions. The Audit Committee’s responsibilities include, among others:

•        helping our Board oversee our corporate accounting and financial reporting processes;

•        reviewing and discussing with our management the adequacy and effectiveness of our disclosure controls and procedures;

•        assisting with the design and implementation of our risk assessment functions;

•        managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•        discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•        developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•        reviewing related person transactions;

•        obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law; and

•        approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Our Audit Committee operates under a written charter, which satisfies the applicable listing standards of Nasdaq.

Compensation Committee.    The Company has formed a Compensation Committee comprised of three directors: William Caragol, Zachary Tai, and Hadley Stern, with Mr. Tai serving as the Chairperson of the committee. Our Board has affirmatively determined that each satisfies the “independence” requirements defined under the applicable listing standards of Nasdaq, including the standards specific to members of a compensation committee and meet the independence standards under Rule 10C-1 under the Exchange Act. Our Compensation Committee assists the Board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. No officer may be present at any committee meeting during which such officer’s compensation is deliberated upon. The Compensation Committee is responsible for, among other things:

•        reviewing and recommending to our Board the compensation of our chief executive officer and other executive officers;

•        reviewing and recommending to our Board the compensation of our directors;

•        administering our equity incentive plans and other benefit programs;

•        reviewing, adopting, amending, and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections, and any other compensatory arrangements for our executive officers and other senior management;

•        reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy; and

•        reviewing and evaluating with the chief executive officer the succession plans for our executive officers.

Our Compensation Committee operates under a written charter, which satisfies the applicable listing standards of Nasdaq.

The Compensation Committee has the authority to retain compensation consultants and other advisers. During fiscal year 2025, the Compensation Committee engaged with an independent compensation consultant to review executive compensation. Our Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation of our other executive officers but does not participate in deliberations regarding his own compensation.

Nominating and Corporate Governance Committee.    The Company has formed a Nominating and Corporate Governance Committee comprised of three directors, William Caragol, Zachary Tai, and Hadley Stern, each of whom satisfies the “independence” requirements of the Nasdaq Listing Rules, with Mr. Caragol serving as the chairperson of the committee. The Nominating and Corporate Governance Committee assists our Board in selecting individuals qualified to become our directors and in determining the composition of the Board and its committees.

Specific responsibilities of our Nominating and Corporate Governance Committee include:

•        identifying and evaluating candidates, including the nomination of incumbent directors for re-election and nominees recommended by stockholders, to serve on our Board;

•        considering and making recommendations to our Board regarding the composition and chairmanship of the committees of our Board;

•        reviewing with our chief executive officer any succession plans, if needed, to the offices of our executive officers and making recommendations to our Board concerning the selection of appropriate individuals to succeed in these positions;

•        developing and making recommendations to our Board regarding corporate governance guidelines and matters; and

•        overseeing periodic evaluations of the Board’s performance, including committees of the Board.

Our Nominating and Corporate Governance Committee operates under a written charter, which satisfies the applicable listing standards of Nasdaq.

While the Board has not established any minimum qualifications for nominees, the Board does consider the composition of the Board as a whole, the requisite characteristics (including independence, diversity, and experience in industry, finance, administration, and operations) of each candidate, and the skills and expertise of its current members while taking into account the overall operating efficiency of the Board and its committees. The Nominating and Corporate Governance Committee may employ a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee regularly assesses the size of the Board, the need for particular expertise on the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or arise, the Nominating and Corporate Governance Committee considers potential candidates for director which may come to the Nominating and Corporate Governance Committee’s attention through current Board members, professional search firms, stockholders, or other persons. These candidates will be evaluated at regular or special meetings of the Nominating and Corporate Governance Committee and may be considered at any time during the year.

Code of Ethics

We have adopted a code of ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. This code of ethics addresses, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, and reporting of violations of the code.

We are required to disclose any amendment to, or waiver from, a provision of our code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. We intend to use our website as a method of disseminating this disclosure, as permitted by applicable SEC rules. Any such disclosure will be posted to our website within four (4) business days following the date of any such amendment to, or waiver from, a provision of our code of ethics.

Clawback Policy

On November 27, 2023, the Board adopted a clawback policy for the recovery of erroneously awarded incentive-based compensation (the “Clawback Policy”), with an effective date of December 1, 2023, in order to comply with Section 10D of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 10D-1 of the Exchange Act (“Rule 10D-1”), and the Nasdaq Listing Rules (collectively, the “Final Clawback Rules”). The Board has designated the Compensation Committee of the Board as the administrator of the Clawback Policy.

The Clawback Policy provides for the mandatory recovery of erroneously awarded incentive-based compensation from current and former executive officers as defined in Rule 10D-1 (“Covered Officers”) of the Company in the event that the Company is required to prepare an accounting restatement, in accordance with the Final Clawback Rules. The recovery of such compensation applies regardless of whether a Covered Officer engaged in misconduct or otherwise caused or contributed to the requirement of an accounting restatement. Under the Clawback Policy, the Company must recoup from the Covered Officers erroneously awarded incentive-based compensation received within a lookback period of the three completed fiscal years preceding the date on which the Company is required to prepare an accounting restatement.

Limitation of Liability and Indemnification

Under the Nevada Revised Statutes (the “NRS”), unless the articles of incorporation provide for greater individual liability, a director or officer is not individually liable to the Company, its stockholders or its creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless (i) the presumption that the director or officer acted in good faith, on an informed basis and with a view to the interests of the Company has been rebutted and (ii) it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and that the breach involved intentional misconduct, fraud or a knowing violation of law. Our Articles of Incorporation provide that the liability of our directors and officers is limited to the fullest extent permitted by the NRS. Directors may also be liable under NRS 78.300 for unlawful distributions.

These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.

The NRS and our Bylaws provide that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, we have entered, and intend to continue to enter, into separate indemnification agreements with some of our directors and officers. These indemnification agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as a director or officer, or any other company or enterprise to which the person provides services at our request.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe that these provisions in our Articles of Incorporation and Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers or control persons, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Family Relationships

There are no family relationships between any of the officers or directors of the Company.

Involvement in Certain Legal Proceedings

None.

Insider Trading Arrangements and Policies

We have an insider trading policy that prohibits our directors, executive officers, employees, independent contractors and consultants from purchasing or selling our securities while being aware of material, non-public information about the Company as well as disclosing such information to others who may trade in securities of the Company. Our insider trading policy also prohibits our directors, executive officers, employees, independent contractors and consultants from engaging in hedging activities or other short-term or speculative transactions in the Company’s securities such as short sales, options trading, holding the Company’s securities in a margin account or pledging the Company’s securities as collateral for a loan, without the advance approval of our Chief Executive Officer and Chief Financial Officer.

EXECUTIVE COMPENSATION

The following table sets forth the compensation of our named executive officers for the years ended December 31, 2025 and 2024:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Nonequity Incentive Plan Compensation	All Other Compensation ($)		Total ($)
Joseph Onorati, Chief Executive Officer and President (Principal Executive Officer)(3)	2025	439,596	—	—	1,037,758	—	—		1,477,354
Fei (John) Han, Chief Financial Officer (Principal Financial Officer)(4)	2025	321,923	—	—	844,705	—	1,385	(8)	1,168,013
Parker White, Former Chief Operating Officer and Chief Investment Officer(3)	2025	320,995	—	—	660,259	—	—		981,254
Daniel Kang, Chief Strategy Officer(5)	2025	229,615	—	—	1,087,655	—	6,492	(8)	1,323,762
Blake Janover,	2025	475,000	—	273,700	—	—	19,069	(8)	767,769	(10)
Former Chief Executive Officer and President and Chief Commercial Officer(6)	2024	478,654	20,000	—	—	—	13,800	(8)	512,454
Bruce Rosenbloom,	2025	310,000	—	1,225,700	86,476	—	642,608	(9)	2,264,784
Former Chief Financial Officer(7)	2024	251,923	30,000	—	—	—	10,960	(8)	292,883

____________

(1)      Amounts reflect the aggregate grant date fair value of the restricted stock units granted, computed as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 — Stock Compensation (“FASB ASC Topic 718”). The valuation of the restricted stock units (“RSUs”) is based on the closing market price of our Common Stock on the grant date.

(2)      The determination of the value of option awards is based upon the Black-Scholes option pricing model, computed in accordance with FASB ASC Topic 718, and based on the following assumptions for 2025: risk-free interest rate: 3.78%-4.38%; weighted average expected term (in years): 6.27; expected volatility: 36.78%-41.21%; and expected dividend yield: 0%.

(3)      Messrs. Onorati and White were appointed on April 4, 2025. Mr. White resigned as Chief Operating Officer and Chief Investment Officer on June 8, 2026.

(4)      Mr. Han was appointed on April 17, 2025.

(5)      Mr. Kang was appointed on September 19, 2025.

(6)      Mr. Janover, former Chief Executive Officer and President of the Company, was appointed Chief Commercial Officer on April 4, 2025. Effective March 31, 2026. Mr. Janover resigned as the Company’s Chief Commercial Officer.

(7)      Mr. Rosenbloom, former Chief Financial Officer of the Company, was appointed Executive Vice President of Finance on April 17, 2025.

(8)      Represents a 401(k) match, paid by the Company.

(9)      Represents a $630,000 severance payment paid in accordance with Mr. Rosenbloom’s prior employment agreement in connection with his stepping down as Chief Financial Officer and $12,608 in 401(k) match paid by the Company.

(10)    This amount has been changed from the amount that was reported in the Form 10-K, which was filed on March 30, 2026, due to a minor calculation error.

EMPLOYMENT AGREEMENTS

Joseph Onorati Employment Agreement

On April 4, 2025, Joseph Onorati was appointed as the Chief Executive Officer. We entered into an Employment Agreement with Mr. Onorati effective April 15, 2025 (the “Onorati Employment Agreement”). The material terms of the Onorati Employment Agreement were approved by the Compensation Committee and the Board on April 9, 2025. Pursuant to the agreement, Mr. Onorati receives an annual base salary of $574,000 and is eligible to receive an annual performance-based cash bonus with a target amount equal to 65% of his base salary and equity awards as determined from time to time by the Compensation Committee of the Board.

If Mr. Onorati’s employment is terminated by the Company without Cause or by Mr. Onorati for Good Reason (each as defined in the Onorati Employment Agreement), he will be entitled to the amount equal to the sum of: (i) the base salary earned but not paid through the date of termination of employment, (ii) any business and related expenses and allowances incurred by Mr. Onorati or to which he is otherwise entitled, subject to certain limitations, and (iii) any other supplemental compensation, insurance, retirement or other benefits due and payable or otherwise required to be provided (the “Onorati Final Compensation”). In addition to the Onorati Final Compensation, Mr. Onorati will be entitled to receive payment of any earned but unpaid bonus for the prior calendar year, if the termination occurs after the end of such year but before the bonus is paid. If Mr. Onorati’s employment is terminated by the Company without Cause or by Mr. Onorati for Good Reason within six months following a Change in Control (as defined in the Onorati Employment Agreement), he will be entitled to a lump sum payment equal to two times his base salary, full acceleration of all unvested equity awards, and continued health insurance coverage for 12 months. Mr. Onorati is also subject to certain restrictive covenants set forth in the Onorati Employment Agreement.

Fei (John) Han Employment Agreement

We entered into an Employment Agreement with Mr. Han effective April 17, 2025 (the “Han Employment Agreement”), which entitles Mr. Han to an annual base salary of $450,000. Mr. Han is also eligible to receive an annual performance-based cash bonus with a target amount equal to 65% of his base salary and equity awards as determined from time to time by the Compensation Committee of the Board.

If Mr. Han’s employment is terminated by the Company without Cause or by Mr. Han for Good Reason (each as defined in the Han Employment Agreement), he will be entitled to the amount equal to the sum of: (i) the base salary earned but not paid through the date of termination of employment, (ii) any business and related expenses and allowances incurred by Mr. Han or to which he is otherwise entitled, subject to certain limitations, and (iii) any other supplemental compensation, insurance, retirement or other benefits due and payable or otherwise required to be provided (the “Han Final Compensation”). In addition to the Han Final Compensation, he will be entitled to receive payment of any earned but unpaid bonus for the prior calendar year, if the termination occurs after the end of such year but before the bonus is paid. If Mr. Han’s employment is terminated by the Company without Cause or by Mr. Han for Good Reason within six months following a Change in Control (as defined in the Han Employment Agreement), he will be entitled to a lump sum payment equal to two times his base salary, full acceleration of all unvested equity awards, and continued health insurance coverage for 12 months. Mr. Han is also subject to certain restrictive covenants set forth in the Han Employment Agreement.

Parker White Employment Agreement

On April 4, 2025, Parker White was appointed as the Chief Operating Officer and Chief Investment Officer of the Company. We entered into an Employment Agreement with Mr. White effective April 15, 2025, which entitles him to an annual base salary of $443,000. Mr. White is also eligible to receive an annual performance-based cash bonus with a target amount equal to 65% of his base salary and equity awards as determined from time to time by the Compensation Committee of the Board. Mr. White resigned as Chief Operating Officer and Chief Investment Officer effective June 8, 2026 and, in connection with his resignation, entered into a separation agreement with the Company such that Mr. White was entitled to receive cash payments totaling $250,000 over the subsequent twelve months in exchange for, among other things, a release of claims against the Company. In addition, the Company agreed to accelerate the vesting of 213,272 of Mr. White’s outstanding unvested options granted under the Company’s 2023 Equity Incentive Plan. The Company also engaged Mr. White for certain ongoing consulting services for consideration in the amount of $8,333 per month to provide consultation regarding transition of operations of certain validators owned by the Company and related matters.

If Mr. White’s employment is terminated by the Company without cause or by Mr. White for good reason (each as defined in the agreement), he will be entitled to the amount equal to the sum of: (i) the base salary earned but not paid through the date of termination of employment, (ii) any business and related expenses and allowances incurred by Mr. White or to which he is otherwise entitled, subject to certain limitations, and (iii) any other supplemental compensation, insurance, retirement or other benefits due and payable or otherwise required to be provided (the “Final Compensation”). In addition to the Final Compensation, Mr. White will be entitled to receive payment of any earned but unpaid bonus for the prior calendar year, if the termination occurs after the end of such year but before the bonus is paid. If Mr. White’s employment is terminated by the Company without cause or by Mr. White for good reason within six months following a change in control (as defined in the agreement), he will be entitled to a lump sum payment equal to two times his base salary, full acceleration of all unvested equity awards, and continued health insurance coverage for 12 months. Mr. White is also subject to certain restrictive covenants set forth in the Employment Agreement.

Daniel Kang Employment Agreement

On September 19, 2025, Daniel Kang was appointed as the Chief Strategy Officer of the Company. We entered into an Employment Agreement with Mr. Kang effective September 19, 2025 (the “Kang Employment Agreement”), which entitles Mr. Kang to an annual base salary of $460,000. Mr. Kang is also eligible to receive an annual performance-based cash bonus with a target amount equal to 65% of his base salary and equity awards as determined from time to time by the Compensation Committee of the Board.

If Mr. Kang’s employment is terminated by the Company without Cause or by Mr. Kang for Good Reason (each as defined in the Kang Employment Agreement), he will be entitled to the amount equal to the sum of: (i) the base salary earned but not paid through the date of termination of employment, (ii) any business and related expenses and allowances incurred by Mr. Kang or to which he is otherwise entitled, subject to certain limitations, and (iii) any other supplemental compensation, insurance, retirement or other benefits due and payable or otherwise required to be provided (the “Kang Final Compensation”). In addition to the Kang Final Compensation, he will be entitled to receive payment of any earned but unpaid bonus for the prior calendar year, if the termination occurs after the end of such year but before the bonus is paid. If Mr. Kang’s employment is terminated by the Company without Cause or by Mr. Kang for Good Reason within six months following a Change in Control (as defined in the Kang Employment Agreement), he will be entitled to a lump sum payment equal to two times his base salary, full acceleration of all unvested equity awards, and continued health insurance coverage for 12 months. Mr. Kang is also subject to certain restrictive covenants set forth in the Kang Employment Agreement.

Blake Janover Employment Agreement

On October 10, 2022, we entered into an Employment Agreement with Blake Janover (the “Janover Employment Agreement”) pursuant to which Mr. Janover agreed to serve as the Chief Executive Officer and Chairman of the Board of the Company. The term of the Janover Employment Agreement commenced with the closing date of our initial public offering (the “Effective Date”) and continued until the second (2nd) anniversary thereof (the “Initial Term”), unless terminated earlier pursuant to the terms of the Janover Employment Agreement; provided that, on such second (2nd) anniversary of the Effective Date and each one (1) year annual anniversary thereafter (such date and each annual anniversary thereof, a “Renewal Date”), the Janover Employment Agreement shall be deemed to be automatically extended, upon the same terms and conditions, for successive periods of one (1) year (each “Renewal Term” and collectively, the “Term”), unless either party provides written notice of its intention not to extend the Term of the Janover Employment Agreement at least 90 days prior to the applicable Renewal Date. The Janover Employment Agreement remained in effect following Mr. Janover’s appointment as Chief Commercial Officer of the Company until his resignation on April 1, 2026.

For services performed by Mr. Janover under the Janover Employment Agreement, the Company agreed to pay Mr. Janover an annual base salary during the Initial Term at the rate of $375,000 and $475,000 for the subsequent year, subject to the recommendation of the Compensation Committee and approval of the Board (with Mr. Janover recusing himself from such vote) (the “Base Salary”). During the remainder of the Term, the Base Salary was to be reviewed by the Compensation Committee and/or the Board each year, and the Board could, from time to time, increase such Base Salary.

For each fiscal year of the Company during the Term, Mr. Janover was eligible to earn an incentive bonus equal to fifty percent (50%) of the Base Salary for such fiscal year, which was payable to the extent the applicable performance goals were achieved (which goals and payment matrices are set by the Compensation Committee of the Board in its discretion). Also, during the Term, Mr. Janover was entitled to receive equity awards either now or in the future, on terms and conditions similar to those applicable to other executive officers of the Company generally. The amount and terms of the long-term incentive awards awarded to Mr. Janover were set by the Compensation Committee in its discretion.

During the Term, if a Change in Control (as defined in the Janover Employment Agreement) occurred, Mr. Janover was to be paid a bonus (the “Change in Control Transaction Bonus”), in cash, equal to two (2) times the Base Salary as in effect immediately before such Change in Control. If applicable, the Change in Control Transaction Bonus was to be paid in a lump sum within fifteen (15) days after the consummation of such Change in Control.

The Company could terminate the Janover Employment Agreement due to Mr. Janover’s death or disability. The Company could also terminate the Janover Employment Agreement with or without “Cause”, as defined in the Janover Employment Agreement. Mr. Janover could also terminate the Janover Employment Agreement with or without “Good Reason.”

“Good Reason” means, without Mr. Janover’s express written consent: (i) a material reduction in the Base Salary, then in effect, except a material diminution generally affecting all of the members of the Company’s management, (ii) a material reduction in job title, position or responsibility, (iii) a material breach of any term or condition contained in the Janover Employment Agreement, or (iv) a relocation of Mr. Janover’s principal worksite that is more than fifty (50) miles from Mr. Janover’s principal worksite as of the Effective Date. However, none of the foregoing events or conditions would constitute “Good Reason” unless (i) Mr. Janover provided the Company with written notice of the existence of Good Reason within ninety (90) days following the occurrence thereof, (ii) the Company did not reverse or otherwise cure the event or condition within thirty (30) days of receiving that written notice, and (iii) Mr. Janover resigned his employment within thirty (30) days following the expiration of that cure period.

If the Company terminated the Janover Employment Agreement for Cause, Mr. Janover would receive his earned but unpaid Base Salary and unreimbursed expenses. Except as provided herein, the Company would have no further obligation to Mr. Janover upon the termination of his employment.

In the event of a termination of Mr. Janover’s employment without Cause, in addition to the final compensation, Mr. Janover would receive:

(1)    continuation of the Base Salary, at the rate in effect as of the date immediately preceding the date of termination, until the earlier of: (x) the Term end date and (y) the first anniversary of the date of termination (provided, however, if the date of termination is after the first anniversary of the Effective Date, the period pursuant to this subsection shall be eighteen (18) months after the date of termination);

(2)    if the date of termination occurs after the end of a calendar year but prior to the date of payment of a bonus under the Janover Employment Agreement, the bonus; and

(3)    payment of a pro-rata portion of the amount of the bonus for the year in which termination occurs that would have been payable based on actual performance determined under the terms of the bonus as then in effect for such year.

On April 1, 2026, in connection with his resignation as Chief Commercial Officer, the Company entered into a separation agreement with Mr. Janover (the “Separation Agreement”), pursuant to which Mr. Janover was entitled to receive a lump sum cash payment of $692,500 in exchange for, among other things, a mutual release of claims and modification of the existing non-competition and non-solicitation covenants in the Janover Employment Agreement. In addition, the Company agreed to accelerate the vesting of all 70,000 of Mr. Janover’s outstanding unvested restricted stock units granted under the Company’s 2023 Equity Incentive Plan (less any withholdings by the Company to satisfy tax withholding obligations). Additionally, the Company agreed to sell to Mr. Janover certain domain names used in its former real estate platform business for $10,000.

Bruce Rosenbloom Employment Agreements

Prior Employment Agreement with Mr. Rosenbloom

We entered into an Employment Agreement with Mr. Rosenbloom (the “Original Employment Agreement”) effective September 7, 2023 (the “Prior Effective Date”) that has now been replaced in its entirety with a new employment agreement, described below. Under Mr. Rosenbloom’s Original Employment Agreement, Mr. Rosenbloom was entitled to an annual base salary of (i) $200,000 from the Prior Effective Date through December 31, 2023, (ii) $250,000 from January 1, 2024 through December 31, 2024, and (iii) $300,000 from January 1, 2025 through December 31, 2025, all subject to any applicable revision by the Board. Mr. Rosenbloom was also eligible for a target annual discretionary performance bonus of up to 40% of his applicable annual base salary, based on individual and corporate performance goals set by the Board. Pursuant to the terms of the Original Employment Agreement, Mr. Rosenbloom was granted, effective as of his first day of employment with the Company (the “Grant Date”), a restricted stock unit award for 196,875 shares of the Company’s Common Stock pursuant to the terms of an RSU grant notice and form award agreement (the “RSU Award”) under the Company’s 2023 Equity Incentive Plan. The RSU Award vested as to 25% of the shares underlying the RSU Award on the first anniversary of the Grant Date, and the remaining shares vest in equal monthly installments on the last day of each full month over the next thirty-six (36) months following the first anniversary of Grant Date, subject to his continued service. If during Mr. Rosenbloom’s employment with the Company, the Company consummated a Change in Control (as defined in the Original Employment Agreement), then 100% of the unvested portion of the RSU Award would fully vest immediately at the effectiveness of such Change in Control (as defined in the Original Employment Agreement).

If Mr. Rosenbloom’s employment was terminated (i) by the Company for any reason other than “Cause” (as defined in the Original Employment Agreement) or (ii) for “Good Reason” (as defined in the Original Employment Agreement) the Company was to provide Mr. Rosenbloom with the following benefits and rights: (a) a severance payment in an amount equal to (i) six (6) months of Mr. Rosenbloom’s then-current base salary (if effected after the first anniversary of the Prior Effective Date), or (ii) twelve (12) months of Mr. Rosenbloom’s then-current base salary (if effected after the second anniversary of the Prior Effective Date), (b) a pro-rata portion of the amount of bonus for the year in which termination occurs, and (c) COBRA coverage for twelve (12) months from the termination date, or for six (6) months from the termination date, if such termination is after the first anniversary of the Prior Effective Date, subject to effectiveness of a release of claims. If, on or during the following twenty-four (24) months following a change of control, Mr. Rosenbloom was terminated for any reason other than Cause or Disability (as defined in the Original Employment Agreement) or Mr. Rosenbloom terminated for Good Reason, the Company was to pay a severance benefit of two times the sum of Mr. Rosenbloom’s then base salary and the full, non-pro-rated bonus for the year of termination, in addition to the immediate vesting of his RSU Award. Mr. Rosenbloom is also subject to certain restrictive covenants set forth in the Original Employment Agreement.

New Employment Agreement with Mr. Rosenbloom

On May 30, 2025, we entered into a new employment agreement with Mr. Rosenbloom (the “New Employment Agreement”). Mr. Rosenbloom stepped down as the Chief Financial Officer of the Company on April 17, 2025, and continues to serve in a senior advisory role as Executive Vice President of Finance.

Pursuant to the New Employment Agreement, Mr. Rosenbloom will receive an annual base salary of $330,000 and is eligible to receive an annual performance-based cash bonus with a target amount equal to 40% of his base salary. Pursuant to the terms of the New Employment Agreement, Mr. Rosenbloom was granted an RSU award for 70,000 shares of the Company’s Common Stock pursuant to the terms of an RSU grant notice and form award agreement (the “Rosenbloom RSU Award”) under the Company’s 2023 Equity Incentive Plan with a vesting commencement date of May 30, 2025 (the “Vesting Commencement Date”). The Rosenbloom RSU Award vests as to 25% of the shares underlying the Rosenbloom RSU Award on the first anniversary of the Vesting Commencement Date and then in equal monthly installments on the last day of each full month over the next thirty-six (36) months following the first anniversary of Vesting Commencement Date, subject to his continued service. If during Mr. Rosenbloom’s employment with the Company, the Company consummates a Change in Control (as defined in the New Employment Agreement), then 100% of the unvested portion of the Rosenbloom RSU Award will fully vest immediately at the effectiveness of such Change in Control. Mr. Rosenbloom also received a lump-sum payment in the amount of $630,000 under the Original Employment Agreement in connection with his resignation as Chief Financial Officer.

The New Employment Agreement provides that, in the event Mr. Rosenbloom’s employment is terminated by the Company without Cause or by Mr. Rosenbloom for Good Reason (each as defined in the New Employment Agreement), in addition to Final Compensation (as defined in the New Employment Agreement), and subject to effectiveness of a release of claims, he will be entitled to receive payment of any earned but unpaid bonus for the prior calendar year, if the termination occurs after the end of such year but before the bonus is paid. If Mr. Rosenbloom’s employment is terminated by the Company without Cause or by Mr. Rosenbloom for Good Reason within six months following a Change in Control (as defined in the New Employment Agreement), he will be entitled to a lump sum payment equal to two times his base salary, full acceleration of all unvested equity awards and continued health insurance coverage for 12 months. Mr. Rosenbloom is also subject to certain restrictive covenants under the New Employment Agreement.

Equity Compensation

Our executive officers may be granted options or other equity awards under our 2021 and 2023 Equity Incentive Plans to purchase shares of our Common Stock from time to time as approved by our Board.

Employee Benefits and Perquisites

Our executive officers are entitled to reimbursement for all expenses reasonably incurred in connection with the performance of their duties as executive officers of the Company.

Retirement Plans

The Company maintains a tax-qualified defined contribution plan that meets the requirements of Section 401(k) of the Internal Revenue Code (the “Code”), commonly called a 401(k) plan, for substantially all of its employees. The 401(k) plan is made available on the same basis to all employees, including the named executive officers.

Equity-Based Incentive Awards

Our equity-based incentive awards are designed to align our interests and those of our stockholders with those of our employees and consultants, including our executive officers. Our Board or an authorized committee thereof is responsible for approving equity grants.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table is a summary of outstanding equity awards held by our named executive officers as of the year ended December 31, 2025:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested		Market value of shares or units of stock that have not vested		Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested
Joseph Onorati	—	301,980	(1)	—	$3.91	4/9/2035	—		—		—	—
	—	214,659	(2)	—	$4.97	12/17/2035	—		—		—	—
Fei (John) Han	—	180,985	(1)	—	$3.91	4/9/2035	—		—		—	—
	—	226,703	(2)	—	$4.97	12/17/2035	—		—		—	—
Parker White	—	191,989	(1)	—	$3.91	4/9/2035	—		—		—	—
	—	136,687	(2)	—	$4.97	12/17/2035	—		—		—	—
Daniel Kang	—	122,500	(1)	—	$3.91	4/9/2035	—		—		—	—
	—	57,500	(1)	—	$16.93	9/19/2035	—		—		—	—
	—	182,616	(2)	—	$4.97	12/17/2035	—		—		—	—
Blake Janover	—	—		—	$—	—	70,000	(3)	$353,500	(4)	—	—
Bruce Rosenbloom	—	35,000	(1)	—	$3.91	4/9/2035	—		—		—	—
	—	10,000	(2)	—	$4.97	12/17/2035	—		—		—	—
	—	—		—	$—	—	70,000	(3)	$353,500	(4)	—	—

____________

(1)      One-fourth of the option shares will vest on the first anniversary of the grant date of April 9, 2025 and in monthly installments thereafter for the next three years, subject to continuous employment or service on a vesting date, except that the grant date is September 19, 2025 for the option granted to Mr. Kang with a September 19, 2035 expiration date.

(2)      Option vests monthly over four years from the grant date of December 17, 2025, subject to continuous employment or service on a vesting date.

(3)      One-fourth of the RSUs will vest on the first anniversary of the grant date and in monthly installments thereafter for the next three years, subject to continuous employment or service on a vesting date. The grant date was April 9, 2025 for Mr. Janover’s RSUs and May 30, 2025 for Mr. Rosenbloom’s RSUs. Mr. Janover’s RSUs subsequently vested on April 1, 2026 under the terms of his Separation Agreement.

(4)      This amount has been changed from the amount that was reported in the Form 10-K, which was filed on March 30, 2026, due to a minor calculation error.

Equity Benefit Plans

The principal features of our equity plans are summarized below. These summaries are qualified in their entirety by reference to the actual text of the plans.

DeFi Development Corp. 2021 Equity Incentive Plan

In November 2021, the Board adopted the Company’s 2021 Equity Incentive Plan (as amended, the “2021 Plan”), effective as of November 1, 2021. The 2021 Plan provides for the grant of the following types of stock awards: (i) incentive stock options, (ii) nonstatutory stock options, (iii) stock appreciation rights, (iv) restricted stock awards, (v) restricted stock unit awards and (vi) other stock awards. The 2021 Plan is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock. The Board reserved 659,824 shares of Common Stock issuable upon the grant of awards. Stock options comprise all of the awards granted since the 2021 Plan’s inception.

DeFi Development Corp. 2023 Equity Incentive Plan

In September 2023, the Board adopted the Company’s 2023 Equity Incentive Plan (as amended, the “2023 Plan”), effective as of September 29, 2023. The 2023 Plan provides for the grant of the following types of stock awards: (i) incentive and nonstatutory stock options, (ii) stock appreciation rights, (iii) restricted stock awards, (iv) restricted stock unit awards and (v) performance awards. The 2023 Plan is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock. On April 9, 2025, the Board approved an increase to the 2023 Plan to reserve 3,500,000 shares of Common Stock and on October 8, 2025, the Board approved an increase to the 2023 Plan to reserve 5,000,000 shares of Common Stock issuable upon the grant of awards, which includes the 659,824 shares reserved per the 2021 Plan noted above, which was subsequently approved by our stockholders. Stock options and restricted stock units comprise all of the awards granted since the 2023 Plan’s inception. As of the Record Date, there were 693,922 shares available for grant under the 2021 and 2023 Plans.

Employee Stock Purchase Plan

On October 21, 2025, the Board adopted the 2025 Employee Stock Purchase Plan (“Employee Stock Purchase Plan” or “ESPP”). As of the Record Date, there were 399,464 shares available for issuance under the ESPP.

DIRECTOR COMPENSATION

The following table discloses the cash and non-cash compensation awarded to, earned by or paid to each of the Company’s current and former non-employee directors during the year ended December 31, 2025:

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)	Option awards ($)(1)	Non-equity incentive plan compensation ($)	All other compensation ($)	Total ($)
William Caragol	68,000	85,531	30,946	—	—	184,477
Marco Santori(2)	—	273,700	—	—	—	273,700
Zachary Tai	24,000	63,270	—	—	—	87,270
Thomas Perfumo(3)	—	101,150	—	—	—	101,150
Marcelo Lemos(4)	23,000	—	24,633	—	—	47,633
Samuel Haskell(4)	16,000	—	3,714	—	—	19,714
Ned Siegel(4)	19,000	—	6,189	—	—	25,189
Hadley Stern(5)	—	—	—	—	—	—

____________

(1)      Amounts reflect the aggregate grant date fair value of restricted stock units and options granted, computed as of the grant date in accordance with FASB ASC Topic 718, rather than the amounts paid to or realized by the non-employee director. The valuations of the restricted stock units are based on the closing market price of our Common Stock on the grant date. As of December 31, 2025, the following non-employee directors held equity awards for the following number of shares: Mr. Caragol: 175,000 option shares and 21,875 RSUs; Mr. Tai: 7,000 RSUs; Mr. Perfumo: 7,000 RSUs; and Mr. Lemos: 39,650 option shares. No other directors held equity awards as of fiscal year-end.

(2)      Mr. Santori resigned on September 18, 2025.

(3)      Mr. Perfumo resigned on October 21, 2026.

(4)      Mr. Lemos, Mr. Haskell and Mr. Siegel resigned on April 4, 2025.

(5)      Mr. Stern was appointed on January 27, 2026.

We do not have any compensation arrangements or agreements with any of our directors or director nominees relating to their service as a director other than the agreements described below. All equity awards were granted under the 2023 Plan. Mr. Onorati does not receive additional compensation for his service as a director.

•        On February 10, 2025, the Company granted William Caragol, an independent director, non-qualified stock options exercisable for 87,500 shares of Common Stock for $0.76 per share. The stock options became fully vested on April 4, 2025. On April 9, 2025, the Company also granted Mr. Caragol 21,875 RSUs, which will vest over a period of 4 years. On February 17, 2026 the Company granted Mr. Caragol 2,000 RSUs, which will vest monthly over a period of 1 year. On March 31, 2026, the Company granted Mr. Caragol non-qualified stock options for 16,795 shares of Common Stock for $22.50 per share, which vested upon issuance. Mr. Caragol is eligible to receive a quarterly cash fee of $17,000.

•        On April 9, 2025, the Company granted Joseph Onorati, Chairman of the Board and Chief Executive Officer, incentive stock options exercisable for 301,980 shares of Common Stock for $3.91 per share, which will vest over a period of 4 years. On December 17, 2025, the Company granted Mr. Onorati incentive stock options for 214,659 shares of Common Stock for $4.97 per share, which will vest monthly over a period of 4 years. On February 17, 2026, the Company granted Mr. Onorati incentive stock options for 828,236 shares of Common Stock for $3.80 per share, which will vest monthly over a period of 4 years. On March 31, 2026, the Company granted Mr. Onorati incentive stock options for 22,639 shares of Common Stock for $22.50 per share, which vested upon issuance. This equity compensation was paid to him for his role as Chief Executive Officer and not as a Director.

•        On April 9, 2025, the Company granted Blake Janover, a director and former Chief Commercial Officer, 70,000 RSUs. These RSUs vested on April 1, 2026 under the terms of the Separation Agreement. On March 31, 2026, the Company granted Mr. Janover incentive stock options for 6,562 shares of Common Stock for $22.50 per share, which vested upon issuance. This equity compensation was paid to him for his role as Chief Commercial Officer and not as a Director.

•        On April 9, 2025, the Company granted Zachary Tai, an independent director, 7,000 RSUs, which will vest over a period of 4 years. On July 31, 2025, the Company also granted Mr. Tai 2,500 RSUs, which vested upon issuance. On February 17, 2026, the Company granted Mr. Tai 5,000 RSUs, which will vest monthly over a period of 1 year. On March 31, 2026, the Company granted Mr. Tai non-qualified stock options for 656 shares of Common Stock for $22.50 per share, which vested upon issuance. Mr. Tai is eligible to receive a quarterly cash fee of $8,000.

•        On October 21, 2025, the Company granted Thomas Perfumo, a former independent director, 7,000 RSUs. The RSUs were scheduled to vest quarterly, over a period of 1 year. On February 17, 2026, the Company granted Mr. Perfumo 7,000 RSUs, which were scheduled to vest monthly over a period of 1 year. On March 31, 2026, the Company granted Mr. Perfumo non-qualified stock options for 700 shares of Common Stock for $22.50 per share, which vested upon issuance. Mr. Perfumo resigned as a director on October 21, 2026. In connection with his resignation, the Company agreed to accelerate the vesting of all of his then unvested RSUs (so that all 14,000 RSUs granted to him have vested) and to permit his stock options to remain exercisable until January 21, 2028.

•        On January 27, 2026, the Company granted Hadley Stern, an independent director, 16,500 RSUs. The RSUs will vest quarterly over a period of one year. Mr. Stern is eligible to receive a quarterly cash fee of $7,000.

•        On April 4, 2026, the Company granted Adam Townsend, a former independent director, 28,170 RSUs. The RSUs were scheduled to vest quarterly over a period of one year. Mr. Townsend was eligible to receive a quarterly cash fee of $7,000. Mr. Townsend resigned as a director on October 21, 2026. In connection with his resignation, the Company agreed to accelerate the vesting of all of his then unvested RSUs (so that all 28,170 RSUs granted to him have vested).

•        On February 10, 2025, the Company granted Marcelo Lemos, a former independent director, non-qualified stock options exercisable for 69,650 shares of Common Stock for $0.76 per share. The stock options became fully vested on April 4, 2025.

•        On February 10, 2025, the Company granted Samuel Haskell, a former independent director, non-qualified stock options exercisable for 10,500 shares of Common Stock for $0.76 per share. The stock options became fully vested on April 4, 2025.

•        On February 10, 2025, the Company granted Ned Siegel, a former independent director, non-qualified stock options exercisable for 17,500 shares of Common Stock for $0.76 per share. The stock options became fully vested on April 4, 2025.

•        On April 9, 2025, the Company granted Marco Santori, a former independent director, 70,000 RSUs, which vested upon issuance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock and Series A Preferred Stock, our only outstanding classes of voting securities, known by us as of the Record Date, October 23, 2026, by:

•        each person or entity known by us to be the beneficial owner of more than 5% of our Common Stock or Series A Preferred Stock;

•        each of our directors;

•        each of our named executive officers; and

•        all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that such person or any member of such group has the right to acquire within sixty (60) days, including upon the exercise of options or warrants or the vesting of RSUs. For purposes of computing the percentage of outstanding shares of our Common Stock held by each person or group of persons named above, any shares that such person or persons have the right to acquire within sixty (60) days of the Record Date, are deemed to be outstanding for such person, but not deemed to be outstanding to compute the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our Common Stock owned by them, except to the extent such power may be shared with a spouse. Unless otherwise noted, the address of each person below is c/o DeFi Development Corp., 6401 Congress Avenue, Suite 250, Boca Raton, Florida, 33487.

	Common Stock		Series A Preferred Stock		Voting Power
Name of Beneficial Owner	Shares	%(1)	Shares	%(2)
Officers and Directors
Joseph Onorati, Chairman and Chief Executive Officer(3)	2,888,906	7.20%	4,500	45.00%	34.17%
Fei (John) Han, Chief Financial Officer(4)	716,201	1.79%	1,000	10.00%	7.66%
Parker White, Former Chief Operating Officer and Chief Investment Officer(5)	3,683,228	9.13%	4,500	45.00%	34.69%
Blake Janover, Director and Former Chief Commercial Officer(6)	68,626	*	—	—%	*
William Caragol, Director(7)	236,259	*	—	—%	*
Zachary Tai, Director(8)	10,489	*	—	—%	*
Hadley Stern, Director(9)	12,375	*	—	—%	*
Daniel Kang, Chief Strategy Officer(10)	264,568	*	—	—%	*
All executive officers and directors (8 persons)	7,880,652	19.07%	10,000	100.00%	76.33%

5% or more Shareholders
DeFi Dev LLC(11)	2,709,389	6.78%	5,500	55.00%	41.23%
3277447 Nova Scotia Ltd.(12)	2,216,137	5.58%	4,500	45.00%	33.79%

____________

*        Less than 1%

(1)      Based on 39,742,137 shares of Common Stock outstanding as of the Record Date.

(2)      Based on 10,000 shares of Series A Preferred Stock outstanding as of the Record Date. Each share of Series A Preferred Stock is entitled to 10,000 votes per share on all matters entitled to be voted upon by the Common Stock unless otherwise prohibited by law.

(3)      Consists of 2,487,180 shares of Common Stock, 318,599 shares of Common Stock issuable pursuant to outstanding exercisable stock options, 56,023 shares of Common Stock issuable pursuant to stock options that will vest within 60 days of the Record Date and does not include 1,048,915 shares of Common Stock issuable pursuant to unvested stock options that do not vest within 60 days of the Record Date. Mr. Onorati’s holdings also include 2,216,137 shares of Common Stock which are held by 3277447 Nova Scotia Ltd., of which Mr. Onorati is the president and director, and 271,043 shares of Common Stock and 27,104 shares of Common Stock issuable pursuant to outstanding exercisable warrants which are held by DeFi International Holding, LLC, of which Mr. Onorati is a manager. The shares of Series A Preferred Stock are held by 3277447 Nova Scotia Ltd., of which Mr. Onorati is the president and director.

(4)      Consists of 508,107 shares of Common Stock, 128,641 shares of Common Stock issuable pursuant to outstanding exercisable stock options, 46,852 shares of Common Stock issuable pursuant to outstanding exercisable warrants, 32,601 shares of Common Stock issuable pursuant to RSUs that will vest within 60 days of the Record Date, and does not include 292,615 shares of Common Stock issuable pursuant to unvested stock options and 312,436 shares of Common Stock issuable upon the vesting of RSUs that do not vest within 60 days of the Record Date. The 468,517 shares of Common Stock and 1,000 shares of Series A Preferred Stock are held by DeFi Dev LLC, of which Mr. Han is a member and through which Mr. Han has voting control.

(5)      Consists of 3,102,777 shares of Common Stock, 326,670 shares of Common Stock issuable pursuant to outstanding exercisable stock options, and 253,781 shares of Common Stock issuable pursuant to outstanding exercisable warrants. 2,488,992 shares of Common Stock are held by DeFi Dev LLC of which Mr. White serves as manager. The shares of Series A Preferred Stock are held by DeFi Dev LLC, of which Mr. White is the manager and through which Mr. White has voting control of such shares of Series A Preferred Stock.

(6)      Consists of 61,236 shares of Common Stock, 6,562 shares of Common Stock issuable pursuant to outstanding exercisable stock options, and 828 shares of Common Stock issuable pursuant to outstanding exercisable warrants.

(7)      Consists of 40,158 shares of Common Stock, 191,795 shares of Common Stock issuable pursuant to outstanding exercisable stock options, 3,062 shares of Common Stock issuable pursuant to outstanding exercisable warrants, and 1,244 shares of Common Stock issuable pursuant to RSUs that will vest within 60 days of the Record Date and does not include 14,342 shares of Common Stock issuable upon the vesting of RSUs that do not vest within 60 days of the Record Date.

(8)      Consists of 8,457 shares of Common Stock, 656 shares of Common Stock issuable pursuant to outstanding exercisable stock options, 250 shares of Common Stock issuable pursuant to outstanding exercisable warrants, and 1,126 shares of Common Stock issuable pursuant to RSUs that will vest within 60 days of the Record Date and does not include 6,043 shares of Common Stock issuable upon the vesting of RSUs that do not vest within 60 days of the Record Date.

(9)      Consists of 8,250 shares of Common Stock and 4,125 shares of Common Stock issuable pursuant to RSUs that will vest within 60 days of the Record Date and does not include 8,250 shares of Common Stock issuable upon the vesting of RSUs that do not vest within 60 days of the Record Date.

(10)    Consists of 78,033 shares of Common Stock, 155,399 shares of Common Stock issuable pursuant to outstanding exercisable stock options, 4,983 shares of Common Stock issuable pursuant to outstanding exercisable warrants, and 26,153 shares of Common Stock issuable pursuant to stock options that will vest within 60 days of the Record Date and does not include 484,128 shares issuable pursuant to unvested stock options that do not vest within 60 days of the Record Date. Mr. Kang’s holdings include 46,852 shares of Common Stock which are held by DeFi Dev LLC, of which Mr. Kang is a member and through which Mr. Kang has voting control. Mr. Kang’s holdings also include 13,000 shares of Common Stock which are held by Riveya Technology Fund LLC, of which Mr. Kang is a manager and through which Mr. Kang has voting control.

(11)    DeFi Dev LLC listed its address as 1530 P B Ln W5205, Wichita Falls, TX 76302. DeFi Dev LLC is a manager-managed limited liability company, with Parker White serving as manager. Holdings include 220,397 shares of Common Stock issuable pursuant to outstanding exercisable warrants.

(12)    3277447 Nova Scotia Ltd. listed its address as Box 287, Port Williams, Nova Scotia, B0P 1T0, Canada. Joseph Onorati is the president and director of 3277447 Nova Scotia Ltd.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our code of conduct includes a conflict of interest policy, which states that employees, officers and directors must avoid activity that conflicts with or appears to conflict with the interests of the Company. Our Board of Directors oversees the review and approval of related party and conflicts of interest transactions as defined in Item 404 of Regulation S-K.

Our Board of Directors has adopted a written policy governing the review and approval of related party transactions. The policy, which is overseen by the Audit Committee, applies to any transaction, arrangement, or relationship in which the Company or any of its subsidiaries is or will be a participant, any related party has or will have a direct or indirect material interest and the amount involved will or may be expected to exceed the lesser of $120,000 or 1% of the average of our total assets as of the end of our last two completed fiscal years, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness and guarantees of indebtedness. The policy defines a “related party” to include directors, director nominees, executive officers, a significant shareholder, beneficial owners of more than 5% of the Company’s outstanding voting securities, or an immediate family member of any of these parties.

Transactions requiring review, under the policy, must be submitted to our Chief Financial Officer or Compliance Officer for his or her determination of the approvals required under the related party policy. Once the determination is made, it is referred to the Audit Committee for pre-approval, ratification, or other action. The Chief Financial Officer or Compliance Officer will provide the Audit Committee with a description of any related party transaction proposed to be approved or ratified, including relevant terms of the transactions, the related party’s relationship to the Company, the rationale for the proposed transaction and any other relevant information with respect to the proposed transaction. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account any relevant information and considerations, including the impact on a director’s independence if the related party is a director, their immediate family member or an entity with which a director is affiliated. The Audit Committee may impose such conditions as it deems appropriate on the Company or on the related party in connection with approving the proposed transaction.

A copy of the Company’s code of conduct is posted under the “Corporate Governance” section on our investor relations website, https://defidevcorp.com/investor.

TRANSACTIONS WITH RELATED PERSONS

On April 1, 2026, we entered into a Separation Agreement with Blake Janover, current director of the Company, with respect to Mr. Janover’s employment as Chief Commercial Officer of the Company. Under the Separation Agreement, we paid Mr. Janover a lump sum payment of $692,500 and Mr. Janover’s 70,000 unvested RSUs vested in full on April 1, 2026. The Company also agreed to sell to Mr. Janover certain domain names used in its former real estate platform business for $10,000.

On February 12, 2026, we entered into a simple agreement for future equity (“SAFE”) with Peak Consulting Labs Inc. (“Peak”), an entity for which Joseph Onorati, our Chief Executive Officer and Chairman of the Board, also serves as Chief Executive Officer, and which is therefore considered a related party. Under the terms of the agreement, we purchased the right to obtain certain equity securities of Peak upon the occurrence of certain future events, as described in the agreement, for $630,000.

On September 16, 2025, we entered into an Asset Purchase Agreement to dispose of Janover Pro (“JPro”), a technology and software as a service business, to JPro Labs LLC (“JPro Labs”), a subsidiary of an entity, which is controlled by Blake Janover, then our Chief Commercial Officer and a member of our Board of Directors. As part of the transaction, we paid total cash consideration of $1.4 million to JPro Labs to assume the assets and liabilities of JPro.

On May 1, 2025, under the terms of an asset purchase agreement, we acquired two validator nodes from SolSync Solutions Partnership, a Solana validator business owned by Parker White, then our Chief Operating Officer and Chief Investment Officer, for a total consideration, including transaction-related costs, of $3.6 million, consisting of $0.6 million in cash and $3.0 million, or 604,884 shares, in restricted common stock.

DeFi Dev LLC, a Delaware limited liability company, of which Parker White, our former Chief Operating Officer, serves as manager and 3277447 Nova Scotia Ltd. (“NS Corp”), a corporation formed under the laws of Nova Scotia, Canada, of which our Chief Executive Officer serves as the President and Director and exercises control, are parents of the Company. These entities have the ability to control the election of directors and the direction of management and policies of the Company.

Employment Arrangements

We have entered into employment agreements with certain of our named executive officers, and granted stock awards to our named executive officers and our directors, as more fully described in “Executive Compensation” and “Director Compensation.”

Indemnification Agreements

Our Articles of Incorporation contain provisions limiting the liability of our directors and officers to the fullest extent permitted under the NRS, and our Articles of Incorporation and Bylaws indemnify each of our directors and officers to the fullest extent permitted under Nevada law. Our Articles of Incorporation and Bylaws also provide our Board with the discretion to indemnify our employees and other agents when determined appropriate by the Board.

In addition, we have or intend to enter into an indemnification agreement (“Indemnification Agreement”) with each of our directors pursuant to which we shall indemnify our officers and directors (an “Indemnitee”) to the fullest extent permitted by law if Indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that Indemnitee believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other (hereinafter a “Claim”) by reason of (or arising in part or in whole out of) any event or occurrence related to the fact that Indemnitee is or was or may be deemed a director or officer of the Company, or any subsidiary of the Company, or by reason of any action or inaction on the part of Indemnitee while serving in such capacity including, without limitation, any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit, proceeding or any claim asserted) under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise or made by a third party against Indemnitee based on any misstatement or omission of a material fact by the Company in violation of any duty of disclosure imposed on the Company by federal or state securities or common laws (hereinafter an “Indemnification

Event”) against any and all expenses (including attorneys’ fees and all other costs, expenses and obligations incurred in connection with investigating, defending a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any such action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties and amounts paid in settlement (if, and only if, such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) of such Claim and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under the Indemnification Agreement (collectively, hereinafter “Expenses”), including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses. Such payment of Expenses shall be made by the Company as soon as practicable but in any event no later than ten (10) days after written demand by Indemnitee therefor is presented to the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or control persons, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Policies and Procedures for Transactions with Related Persons

Our Board adopted a related person transaction policy setting forth the policies and procedures for the identification, review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we are a participant and a related person has or will have a direct or indirect material interest and the amount involved will or may be expected to exceed the lesser of $120,000 or 1% of the average of our total assets as of the end of our last two completed fiscal years, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness and guarantees of indebtedness. In reviewing and approving any such transactions, our Audit Committee will consider all relevant facts and circumstances as appropriate, such as the purpose of the transaction, the availability of other sources of comparable products or services, and whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction, management’s recommendation with respect to the proposed related person transaction and the extent of the related person’s interest in the transaction.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms and amendments thereto, we believe that all Section 16(a) filing requirements were complied with in a timely manner during 2025, except one Form 4 for each of William Caragol, Ned Siegel, Marcelo Lemos and Samuel Haskell and one Form 3 for Zachary Tai, each of which was filed late due to an administrative oversight by the Company. Each of the late Form 4s related to one reportable transaction.

AUDIT COMMITTEE REPORT

The following report (the “Audit Report”) of the Board’s audit committee (the “Audit Committee”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act except to the extent the Company specifically incorporates this Audit Report by reference therein.

The Audit Committee is comprised solely of independent directors, and it operates under a written charter adopted by the Company’s Board of Directors, which is available on our website at https://defidevcorp.com/investor?tab=corporate-governance. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, which was adopted on October 5, 2022, are in accordance with applicable requirements for corporate audit committees.

The Audit Committee and the Board have ultimate authority and responsibility to select, evaluate and, when appropriate, replace the independent registered public accounting firm. Wolf & Company, P.C. (“Wolf”), the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States (“GAAP”). The Audit Committee members are not practicing professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm.

For the fiscal year ended December 31, 2025, the Audit Committee fulfilled the responsibilities outlined in its charter, including but not limited to the following:

•        reviewing and assessing the adequacy of its charter on an annual basis;

•        working with the Board to amend the charter as appropriate to reflect the evolving role of the Audit Committee;

•        assisting the Board in the oversight of its financial reporting, internal control, and audit functions;

•        providing advice, counsel, and direction to management and the independent registered public accounting firm on the basis of the information it receives;

•        monitoring and overseeing the activities and performance of the Company’s independent registered public accounting firm, including the audit scope, external audit fees, registered public accounting firm independence and qualification matters, and the extent to which the independent registered public accounting firm may be retained to perform non-audit services;

•        meeting regularly in executive sessions separately with members of the independent registered public accounting firm and the Company’s Chief Financial Officer; and

•        reviewing and discussing the Company’s consolidated financial statements and related footnotes for the fiscal year ended December 31, 2025, and the independent auditor’s report on those financial statements, with management and the independent registered public accounting firm.

Management is responsible for the preparation, presentation, and integrity of the Company’s consolidated financial statements, accounting and financial reporting principles, and internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with GAAP, and the independent registered public accounting firm represented that its presentations included the matters required to be discussed with the Audit Committee by the applicable requirements of the PCAOB and the SEC, including Auditing Standard No. 1301, “Communications with Audit Committees”. Wolf, the independent registered public accounting firm, also provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed the firm’s independence with Wolf.

Following the Audit Committee’s discussions with management and Wolf, the Audit Committee recommended to the Board, and the Board approved, that the fiscal year 2025 audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on March 30, 2026.

Audit Committee of the Board of Directors

William Caragol, Chair

Zachary Tai

Hadley Stern

PROPOSAL NO. 2

RATIFICATION OF THE SELECTION OF WOLF & COMPANY, P.C. AS OUR INDEPENDENT AUDITOR
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026

(Item 2 on the Proxy Card)

The Board is asking that you vote to ratify the Audit Committee’s selection of Wolf & Company, P.C. as our independent registered public accounting firm for fiscal year 2026.

Wolf & Company, P.C. (“Wolf”) has served as our independent registered public accounting firm since April 2025 and was appointed by the Audit Committee to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

During the two most recent fiscal years and through the engagement date, the Company has not consulted with Wolf regarding either:

1.      The application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that Wolf concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.      Any matter that was either the subject of a disagreement (as defined in Regulation S-K, Item 304(a)(1)(iv) and the related instructions) or reportable event (as defined in Regulation S-K, Item 304(a)(1)(v)).

dbbmckennon LLC (“dbbmckennon”) previously served as our independent registered public accounting firm until its resignation on April 21, 2025, due to the specialized subject matter expertise required to audit the Company’s new business strategy and crypto treasury (Solana) related assets.

During the fiscal years ended December 31, 2024 and 2023 and the subsequent interim period through April 21, 2025, (i) there were no disagreements, as defined in Item 304(a)(1)(iv) of Regulation S-K, between the Company and dbbmckennon on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of dbbmckennon, would have caused dbbmckennon to make reference to the subject matter of such disagreements in connection with its reports on the Company’s financial statements for such years and interim period, and (ii) there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

At the Annual Meeting, the stockholders will vote on a proposal to ratify this selection of Wolf as our independent registered public accounting firm. If the votes cast “FOR” this proposal do not exceed the votes cast “AGAINST” it, the Audit Committee will reconsider its selection of Wolf as our independent registered public accounting firm.

Wolf has no interest, financial or otherwise, in our Company. It is anticipated that a Wolf representative will be available to virtually participate in the Annual Meeting in the event they wish to make a statement, or in order to respond to appropriate questions.

Fees Paid to Independent Registered Public Accounting Firm

The following table is a summary of fees billed by Wolf and dbbmckennon for fiscal 2025, and fees billed by dbbmckennon for fiscal 2024, for audit, audit-related, tax and all other fees during each fiscal year:

December 31 (in thousands)	2025	2024
Audit fees	$1,389	$138
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total	$1,389	$138

“Audit fees” include fees for services provided in connection with the audit of our annual financial statements, the review of our quarterly financial statements included in our quarterly reports on Form 10-Q, comfort letters and consents.

“Audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not included in “Audit fees”.

“Tax fees” include fees for tax services, which include tax planning, compliance and advice.

“All other fees” are fees for permitted services and products that do not meet the “Audit fees”, “Audit-related fees” and “Tax fees” category description.

Pre-Approval Policy of Services Performed by Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and non-audit related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated the pre-approval authority to its chairperson when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval and the fees for the services performed to date.

The ratification of the Audit Committee’s appointment of Wolf as our independent registered public accounting firm for the fiscal year ending December 31, 2026 requires that the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action by the holders of shares of Common Stock and Series A Preferred Stock, voting as a single class. Abstentions and broker non-votes are not considered “votes cast” and will therefore have no effect on the outcome of this proposal. Because this is a routine matter, we do not anticipate any broker non-votes on this proposal. If our stockholders do not ratify the appointment, the selection of another independent registered public accounting firm may be considered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

The Board recommends that you vote “FOR” approval of this proposal.

ADDITIONAL INFORMATION

Solicitation Expenses:    Expenses in connection with the solicitation of proxies will be paid by the Company. Proxies are being solicited principally by mail, by telephone and in person. In addition, our directors, officers and regular employees, without additional compensation, may solicit proxies personally, by e-mail, telephone, fax or special letter. We will reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners of our shares.

How To Receive Additional Paper Copies of the Proxy Statement:    The Company has adopted a procedure called “householding” which has been approved by the SEC. The Company and some brokers household proxy materials, delivering a single notice and, if applicable, this proxy statement and Annual Report, to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders or they participate in electronic delivery of proxy materials. Stockholders who participate in householding will continue to access and receive separate proxy cards. This process will help reduce our printing and postage fees, as well as save natural resources. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to DeFi Development Corp., 6401 Congress Avenue, Suite 250, Boca Raton, Florida, 33487 or by calling Investor Relations at (561) 559-4111, or by sending an e-mail to ir@defidevcorp.com.

Stockholder Proposals for Consideration at the 2027 Annual Meeting of Stockholders:    Under the rules of the SEC, if a stockholder wants us to include a proposal in our proxy statement and proxy card for presentation at our 2027 Annual Meeting of Stockholders, the proposal must be received by us at our principal executive offices at 6401 Congress Avenue, Suite 250, Boca Raton, Florida, 33487, by July 7, 2027. The proposal should be sent to the attention of the Chief Financial Officer. A stockholder who intends to present a proposal at our 2027 Annual Meeting, other than pursuant to Rule 14a-8, must comply with our Bylaws, which provide that we must receive the notice of your intention to propose an item of business at our 2027 Annual Meeting no later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s Annual Meeting as specified in our Bylaws. If the 2027 Annual Meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the 2026 Annual Meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such Annual Meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Assuming that our 2027 Annual Meeting is held within 30 days of the anniversary of this Annual Meeting, we must receive notice of your intention to introduce a nomination or other item of business at that meeting no earlier than August 18, 2027, and no later than September 17, 2027. In addition to satisfying the foregoing requirements under our Bylaws with respect to advance notice of any nomination, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with all the requirements of Rule 14a-19 under the Exchange Act.

You may contact the Company’s Chief Financial Officer at the address mentioned above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. The chairperson of the Annual Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

2025 Annual Report:    A copy of our 2025 Annual Report, as filed with the SEC on March 30, 2026, is available to stockholders without charge upon written request directed to our Corporate Secretary at 6401 Congress Avenue, Suite 250, Boca Raton, Florida, 33487, or by phone at (561) 559-4111. The Company makes available free of charge on or through its website, https://defidevcorp.com/investor?tab=sec-filings, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to such reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after filing.

Other Matters To Be Considered At The Annual Meeting:    The Board is not aware of any other matters that are expected to come before the 2026 Annual Meeting other than those referred to in this proxy statement and as set forth above. The Board has made no recommendation as to how the proxies will vote on such other matters. If any other matter should come before the Annual Meeting, the individuals named on the proxy card intend to vote the proxies in accordance with their best judgment.

By Order of the Board of Directors,
/s/ Joseph Onorati
Joseph Onorati
Chief Executive Officer, President and Chairman of the Board of Directors
November 4, 2026

DFDV. Mr AB Sample, Sample Street, Sample Town, Sampleshire, XXX XXX. PROXY VOTING INSTRUCTIONS: Please have your 11-digit control number ready when voting by Internet or Telephone. Vote Your Proxy on the Internet: Go to https://AALvote.com/DFDV . Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote Your Proxy by Phone: Call 1-866-804-9616. Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it and return it in the postage-paid envelope provided. CONTROL NUMBER. As a stockholder of DeFi Development Corp., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic or telephonic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m. Eastern Time, on December 15, 2026. PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. DeFi Development Corp. ANNUAL MEETING OF STOCKHOLDERS. DECEMBER 16, 2026 AT 2:00 PM EASTERN TIME. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The stockholder(s) hereby appoint(s) Joseph Onorati and Fei (John) Han as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of DeFi Development Corp. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 p.m. ET on December 16, 2026, and any adjournment or postponement thereof. The Annual Meeting of Stockholders will be held virtually. In order to attend the meeting, you must register at https://web.viewproxy.com/DFDV/2026 by 11:59 p.m. EDT on December 14, 2026. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and entering the password you received via email in your registration confirmations. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained in the Proxy Statement. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Signature. Date. Title. Signature (Joint Owners). NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, limited liability company or partnership, please sign in full corporate, limited liability company, or partnership name by authorized officer or person. CONTROL NUMBER. Address change: (If you noted any Address Changes above, please mark box.)

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on December 16, 2026. The Notice & Proxy Statement and Annual Report on Form 10-K are available at: https://web.viewproxy.com/DFDV/2026 . When properly executed, your proxy card/voting instruction form will be voted in the manner you direct. If you do not specify your choices, your shares will be voted FOR all the nominees listed in Proposal 1, and FOR Proposal 2. Our Board of Directors recommends you vote FOR each nominee listed in Proposal 1. Please mark your votes like this Proposal 1. To elect five (5) members of the Company’s Board of Directors, each to serve until the next Annual Meeting of the Company’s stockholders and until each his respective successor is elected and qualified or until his earlier resignation, removal, or death. (1) Joseph Honorati – FOR WITHHOLD; (2) William Caragol – FOR WITHHOLD; (3) Blake Janover – FOR WITHHOLD; (4) Zachary Tai – FOR WITHHOLD; (5) Hadley Stern – FOR WITHHOLD. Our Board of Directors recommends you vote FOR Proposal 2. Proposal 2. To ratify the appointment of Wolf & Company, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026. FOR AGAINST ABSTAIN. Note: To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.